Exhibit 10.28

AMENDMENT TO INDEPENDENT CONTRACTOR CONSULTANCY AGREEMENT
This Amendment to Independent Contractor Consultancy Agreement (the “Amendment”) is made and entered into as of February 20, 2019 and effective February 1, 2018 (the “Effective Date”) by and between Ross Stores, Inc. (“Company” or “Ross”) and Norman A. Ferber, an individual (“Contractor” or “Ferber”), and (i) amends the Amended and Restated Independent Contractor Consultancy Agreement entered into by the Company and Contractor effective as of January 6, 2010 and subsequently amended effective January 30, 2012, February 17, 2015, and March 1, 2017 and (ii) restates and replaces an amendment that was entered into as of June 13, 2018 to cure an inadvertent immaterial omission in such amendment (collectively, the “Agreement”) as follows:

1.	Section 2.1 of the Agreement is hereby amended by replacing the phrase “$1,616,000” with the phrase “$1,875,000”.

2.	Section 2.3 of the Agreement is hereby amended by replacing both references therein to the phrase “May 31, 2019” with the phrase “May 31, 2020”.

3.	Section 8.1 of the Agreement is hereby amended by replacing the phrase “May 31, 2019” with the phrase “May 31, 2020”.

4.	Except as so amended, the Agreement remains in full force and effect.
IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the first date first written above.

Company:		Contractor:

ROSS STORES, INC.		NORMAN A. FERBER

By:	/s/George P. Orban	/s/Norman A. Ferber
George P. Orban
Chairman, Compensation Committee